Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE FOURTH FISCAL QUARTER AND FISCAL YEAR ENDED JUNE 30, 2009

IRVINE, Calif., September 10, 2009 -- Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote device networking and data center management technologies, today announced financial results for the fourth fiscal quarter and fiscal year ended June 30, 2009.

During fiscal year 2009, the Company took significant steps to position itself for revenue growth and sustained non-GAAP profitability. Today, Lantronix’ financial house is in order, the management team is strengthened with key executive hires, and it has a robust customer driven product pipeline and continues to invest in new technology.

 Non-financial Highlights

•
Appointed Jeff Kost as senior vice president of worldwide sales. Jeff brings almost two decades of sales experience to his new role at Lantronix in which he'll be responsible for managing worldwide sales and driving revenue growth;

•	Appointed Paul Pishal as vice president of marketing. Paul brings over 20 years of experience managing business development, product marketing and corporate strategy for technology companies;

•	Shipped its two millionth XPort networking module;

•
Announced SpiderDuo a palm-sized device that provides secure, real-time control of remote computers and equipment. Advanced features such as local port, power cycling, IPV6, and VIP access provide a superior, unmatched remote control experience;

•
Enhanced the wireless MatchPort b/g Pro with advanced network enablement in addition to SmartRoam, our innovative technology for allowing mobile edge devices to quickly switch between access points within a wireless infrastructure;

•
Developed Linux support for MatchPort AR, our wired embedded device server product. This offering caters to the growing Linux development community expanding the market opportunity for the product; and

•
Released Lantronix’ newest hybrid Ethernet device server products, the 8- and 16-port EDSPS, which allow serial equipment, such as medical devices, kiosks and retail terminals, to be securely accessed and managed via the Internet.

Financial Highlights

•	Reported sequential quarterly revenue growth of 7% or $740,000.

•	Reported a GAAP net loss of $780,000 for the fiscal year ended June 30, 2009, a 69% reduction in the loss compared to the fiscal year ended June 30, 2008.

•	Reported non-GAAP income of $2.9 million for the fiscal year ended 2009, an increase of $2.8 million, compared to non-GAAP income of $97,000 for the fiscal year ended 2008.

•	Reported the fourth consecutive quarter of non-GAAP net income. This also marks the sixth quarter of non-GAAP net income out of the last seven quarters.

•	Reported an increase of $1.7 million in cash and $1.3 million positive cash flow from operations for the fiscal year ended June 30, 2009.

“For the fourth quarter in a row Lantronix was non-GAAP profitable and we generated $1.3 million in cash from operations for the fiscal year ended June 30, 2009,” said Jerry Chase President and CEO. “With the addition of Jeff and Paul in the sales and marketing leadership positions as well as a robust customer-driven product pipeline, we are optimistic about our ability to drive top line growth. Additionally, Jeff and Paul are leading our efforts in establishing go-to-market partnerships.”

Financial Results for the Fourth Fiscal Quarter ended June 30, 2009

Net revenue was $11.4 million for the fourth fiscal quarter of 2009, a decrease of $3.3 million or 23%, compared to $14.7 million for the fourth fiscal quarter of 2008. Device networking net revenue was $11.1 million for the fourth fiscal quarter of 2009, a decrease of $3.0 million or 21%, compared to $14.1 million for the fourth fiscal quarter of 2008.

Gross profit margin was 49.4% for the fourth fiscal quarter of 2009, compared to 50.5% for the fourth fiscal quarter of 2008. The decrease in gross profit margin percent was primarily attributable to an increase in costs related to capitalized manufacturing overhead resulting primarily from the decrease in net inventories.

GAAP operating expenses were $6.1 million for the fourth fiscal quarter of 2009, a decrease of $2.6 million or 30%, compared to $8.8 million for the fourth fiscal quarter of 2008.  Selling, general and administrative expense was $4.5 million for the fourth fiscal quarter of 2009, a decrease of $1.8 million or 28%, compared to $6.3 million for the fourth fiscal quarter of 2008. Research and development expense was $1.5 million for the fourth fiscal quarter of 2009, a decrease of $242,000 or 14%, compared to $1.7 million for the fourth fiscal quarter of 2008.

Non-GAAP operating expenses were $5.4 million for the fourth fiscal quarter of 2009, a decrease of $2.2 million or 29%, compared to $7.6 million for the fourth fiscal quarter of 2008.

GAAP net loss was $553,000, or ($0.01) per share, for the fourth fiscal quarter of 2009, compared to GAAP net loss of $1.4 million, or ($0.02) per share, for the fourth fiscal quarter of 2008.

Non-GAAP net income was $326,000, or $0.01 per share, for the fourth fiscal quarter of 2009, compared to non-GAAP net loss of $70,000, or ($0.00) per share, for the fourth fiscal quarter of 2008.

Financial Results for the Fiscal Year ended June 30, 2009

Net revenue was $49.1 million for the fiscal year ended June 30, 2009, a decrease of $8.4 million or 15%, compared to $57.6 million for the fiscal year ended June 30, 2008. Device networking net revenue was $47.3 million for fiscal year 2009, a decrease of $6.3 million or 12%, compared to $53.7 million for fiscal year 2008.

Gross profit margin was 52.2% for fiscal year 2009, compared to 50.5% for fiscal year 2008.  The increase in gross profit margin percentage was primarily attributable to lower product costs, lower inventory reserve costs and lower royalty costs.

GAAP operating expenses were $26.3 million for fiscal year 2009, a decrease of $5.4 million or 17%, compared to $31.7 million for fiscal year 2008. GAAP operating expenses included restructuring charges of $806,000 and 757,000 for the fiscal years ended 2009 and 2008, respectively. Selling, general and administrative expense was $19.5 million for fiscal year 2009, a decrease of $4.4 million or 18%, compared to $23.9 million for fiscal year 2008. Research and development expense was $5.9 million for fiscal year 2009, a decrease of $1.1 million or 15%, compared to $6.9 million for fiscal year 2008.

Non-GAAP operating expenses were $23.0 million for fiscal year 2009, a decrease of $6.3 million or 21%, compared to $29.2 million for fiscal year 2008.

GAAP net loss was $780,000, or ($0.01) per share, for fiscal year 2009, compared to a GAAP net loss of $2.5 million, or ($0.04) per share, for fiscal year 2008. GAAP net loss for fiscal year 2009 included restructuring charges of $806,000. GAAP net loss for fiscal year 2008 included restructuring charges of $757,000, other income of $104,000 related to the sale of an investment and a benefit for income taxes of $119,000.

Non-GAAP net income was $2.9 million, or $0.05 per share, for fiscal year 2009, compared to non-GAAP net income of $97,000, or $0.00 per share, for fiscal year 2008.

Balance Sheet Highlights

Cash and cash equivalents were $9.1 million as of June 30, 2009, an increase of $1.7 million compared to $7.4 million as of June 30, 2008.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $2.5 million as of June 30, 2009, a decrease of $2.3 million, compared to $4.8 million as of June 30, 2008.

Inventories, net, were $6.5 million as of June 30, 2009, a decrease of $1.5 million, compared to $8.0 million as of June 30, 2008.

Accounts payable were $5.6 million as of June 30, 2009, a decrease of $2.1 million, compared to $7.7 million as of June 30, 2008.

Working capital was $7.4 million as of June 30, 2009, an increase of $1.7 million, compared to $5.7 million as of June 30, 2008.

NASDAQ Listing Compliance

On March 24, 2009, Lantronix received written notification that the Nasdaq Stock Market ("NASDAQ") has extended for three months the suspension period related to the enforcement of the rules requiring a minimum $1.00 closing bid price or a minimum market value of publicly held shares. NASDAQ has said that it will not take any action to delist any security for these concerns during the suspension period. NASDAQ has stated that this suspension will remain in effect until Monday, July 20, 2009. As a result of this suspension, Lantronix has until October 7, 2009 to regain compliance with the minimum bid price rule.

The NASDAQ letter has no effect on the listing of the Common Stock at this time. If Lantronix is not able to demonstrate compliance with the listing standards by October 7, 2009, it will be notified that its common stock will be delisted. At that time, Lantronix may appeal the determination to delist its common stock.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

The company will report financial results for the fourth fiscal quarter, ended June 30, 2009, after the market close on Thursday, September 10, 2009. Following the press release, management will conduct a conference call with simultaneous audio webcast at 5:00 p.m. EDT. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will discuss the fourth fiscal quarter's results and answer questions.

Interested parties may participate in the live conference call by dialing 866-700-0133 (international dial-in 617-213-8831) and entering passcode 5876-5195, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us> Investor Relations> Presentations, from the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through October 10, 2009 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 1919-3771. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Annual Report on Form 10-K to be filed for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
Unaudited Consolidated Balance Sheets
(In thousands, except  share and per share data)

	June 30,	June 30,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$9,137	$7,434
Accounts receivable (net of allowance for doubtful accounts of
$130 and $173 at June 30, 2009 and 2008, respectively)	1,851	4,166
Inventories, net	6,479	8,038
Contract manufacturers' receivable	655	676
Prepaid expenses and other current assets	529	566
Total current assets	18,651	20,880

Property and equipment, net	2,230	2,271
Goodwill	9,488	9,488
Purchased intangible assets, net	265	382
Other assets	122	144
Total assets	$30,756	$33,165

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$5,626	$7,684
Accrued payroll and related expenses	1,414	2,203
Warranty reserve	224	342
Restructuring reserve	76	744
Short-term debt	667	-
Other current liabilities	3,221	4,221
Total current liabilities	11,228	15,194
Non-Current Liabilities:
Long-term liabilities	117	210
Long-term capital lease obligations	309	515
Long-term debt	778	-
Total non-current liabilities	1,204	725
Total liabilities	12,432	15,919

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized;
60,540,526 and 60,312,363 shares issued and outstanding at	-	-
June 30, 2009 and 2008, respectively	6	6
Additional paid-in capital	189,579	187,626
Accumulated deficit	(171,687)	(170,907)
Accumulated other comprehensive income	426	521
Total stockholders' equity	18,324	17,246
Total liabilities and stockholders' equity	$30,756	$33,165

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net revenue (1)	$11,395	$14,714	$49,147	$57,586
Cost of revenue	5,762	7,284	23,478	28,518
Gross profit	5,633	7,430	25,669	29,068
Operating expenses:
Selling, general and administrative	4,548	6,300	19,517	23,892
Research and development	1,469	1,711	5,888	6,944
Restructuring charges	108	757	806	757
Amortization of purchased intangible assets	18	18	72	72
Total operating expenses	6,143	8,786	26,283	31,665
Loss from operations	(510)	(1,356)	(614)	(2,597)
Interest expense, net	(52)	(31)	(186)	(150)
Other income (expense), net	(24)	5	19	120
Loss before income taxes	(586)	(1,382)	(781)	(2,627)
Benefit for income taxes	(33)	(8)	(1)	(119)
Net loss	$(553)	$(1,374)	$(780)	$(2,508)

Net loss per share (basic and diluted)	$(0.01)	$(0.02)	$(0.01)	$(0.04)

Weighted average shares (basic and diluted)	60,541	60,312	60,486	60,134

(1) Includes net revenue from related party	$158	$276	$962	$974

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended		Years Ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP net loss	$(553)	$(1,374)	$(780)	$(2,508)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	14	20	63	99
Depreciation and amortization	45	38	171	156
Total adjustments to cost of revenues	59	58	234	255
Selling, general and adminstrative:
Share-based compensation	359	259	1,315	846
Depreciation and amortization	142	97	565	368
Total adjustments to selling, general and administrative	501	356	1,880	1,214
Research and development:
Share-based compensation	134	81	488	341
Depreciation and amortization	16	16	70	55
Total adjustments to research and development	150	97	558	396
Restructuring charge	108	757	806	757
Amortization of purchased intangible assets	18	18	72	72
Total non-GAAP adjustments to operating expenses	777	1,228	3,316	2,439
Interest expense, net	52	31	186	150
Other (income) expense, net	24	(5)	(19)	(120)
Benefit for income taxes	(33)	(8)	(1)	(119)
Total non-GAAP adjustments	879	1,304	3,716	2,605
Non-GAAP net income (loss)	$326	$(70)	$2,936	$97

Non-GAAP net income per share ( basic and diluted)	$0.01	$(0.00)	$0.05	$0.00

Denominator for GAAP net income per share (basic and diluted)	60,541	60,312	60,486	60,134
Non-GAAP adjustment	2,857	-	2,115	722
Denominator for non-GAAP net income per share (basic and diluted)	63,398	60,312	62,601	60,856

GAAP operating expenses	$6,143	$8,786	$26,283	$31,665
Non-GAAP adjustments to operating expenses	(777)	(1,228)	(3,316)	(2,439)
Non-GAAP operating expenses	$5,366	$7,558	$22,967	$29,226